UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2026
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Blue Owl Real Estate Net Lease Trust
(Exact name of registrant as specified in its charter)
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Maryland	000-56536	88-1672312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N Riverside Plaza, 37th Floor Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 215-2015
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.
As of June 1, 2026, Blue Owl Real Estate Net Lease Trust (the “Company”, “we”, or “us”) sold 4,023,007 shares of its Class I common shares (with the final number of shares being determined on June 15, 2026) to feeder vehicles primarily created to hold the Company’s Class I common shares for gross proceeds of approximately $43.0 million, based on net asset value (“NAV”) per share as of May 31, 2026. The offers and sales of these shares were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2), Regulation D and/or Regulation S thereunder.

Item 8.01. Other Events.
May 31, 2026 NAV Per Share

The NAV per share for each class of our common shares as of May 31, 2026 is set forth below:

NAV per share
Class S	$10.6218
Class N	$10.7109
Class D	$10.4819
Class I	$10.6982

A detailed calculation of the NAV per share is set forth below. We calculate NAV per share in accordance with the valuation guidelines that have been approved by our Board of Trustees. Our total NAV presented in the following tables includes the NAV of our Class S, Class N, Class D, and Class I common shares, as well as the partnership interests of Blue Owl NLT Operating Partnership LP (“NLT OP”) held by parties other than the Company. The following table provides a breakdown of the major components of our NAV as of May 31, 2026 ($ in thousands):

Components of NAV	May 31, 2026
Cash and cash equivalents	$454,711
Restricted cash	53,111
Investments in real estate	4,734,822
Investment in leases - financing receivables	596,606
Investments in real estate debt	2,483,359
Intangible assets	310,935
Investments in unconsolidated real estate affiliates	4,291,185
Other assets	63,723
Mortgage notes and credit facility	(1,703,067)
Unsecured senior notes, net	(126,781)
Other borrowings	(825,135)
Due to affiliates	(45,947)
DST financing obligation	(675,598)
Accounts payable and accrued expenses	(175,187)
Other liabilities	(135,094)
Net Asset Value	$9,301,643
Number of outstanding shares/units	872,079,765

The following table provides a breakdown of our total NAV and NAV per share/unit by class as of May 31, 2026 ($ in thousands, except per share/unit data):

NAV per share	Class S Shares	Class N Shares	Class D Shares	Class I Shares	Third-Party Operating Partnership Units (1)	Total
Monthly NAV	$3,696,482	$602,841	$105,716	$4,485,172	$411,432	$9,301,643
Number of outstanding shares/units	348,008,289	56,283,183	10,085,599	419,244,722	38,457,972	872,079,765
NAV Per Share/Unit as of May 31, 2026	$10.6218	$10.7109	$10.4819	$10.6982	$10.6982
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(1)Includes the partnership interests of the NLT OP held by the Special Limited Partners and parties other than the Company.

Share Repurchases

On June 4, 2026, the Company repurchased 2,640,268 Class S shares, 548,937 Class N shares, 453,466 Class D shares, and 9,871,254 Class I shares for an aggregate purchase price of approximately $143.8 million, before any applicable early repurchase deduction, which equaled approximately 1.6% of the Company’s NAV.

Portfolio Update ($ in thousands)

As of May 31, 2026, the Company holds interests in 3,905 properties, of which 279 are wholly-owned, with a remaining weighted average base lease term of 19 years and a remaining weighted average fully extended1 lease term of 39 years, with annual escalations of 2.2%. The Company’s total portfolio assets at fair value are $12,888,497. The Company has a credit rating of BBB2.

As of May 31, 2026, 100.0% of our consolidated real estate portfolio debt and 69.4% of our total consolidated debt was fixed through fixed-rate debt agreements or interest rate swap transactions. The weighted average interest rate and loan-to-value of our consolidated portfolio were 5.3% and 31.5%, respectively.
1 Assumes tenants exercise all options to extend lease term.
2 Morningstar DBRS finalized the issuer rating at BBB and published its private report on July 19, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Owl Real Estate Net Lease Trust

	By:	/s/ Kevin Halleran
		Name:	Kevin Halleran
		Title:	Chief Financial Officer

Date: June 18, 2026